Exhibit 99.4

LNR Property LLC and Subsidiaries

Condensed Consolidated Financial Statements

as of September 30, 2012 and December 31, 2011

and for the nine months ended September 30, 2012 and 2011

(Unaudited)

LNR PROPERTY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$290,717	172,165
Restricted cash	2,185	4,638
Investment securities, at fair value	41,079	36,127
Mortgage loans held for sale, at fair value	17,872	107,435
Mortgage loans held for investment ($10,050 and zero at fair value)	14,939	1,349
Land held for investment	90,514	82,621
Investments in unconsolidated entities	116,408	149,503
Derivative assets	4,144	9,727
Intangible assets - servicing rights ($133,091 and $146,555 at fair value)	144,003	159,903
Goodwill	237,538	237,538
Other assets	37,469	51,963
Variable interest entity assets, at fair value	97,516,584	78,938,712
Total assets	$98,513,452	79,951,681
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$12,727	8,171
Accrued expenses and other liabilities	105,150	96,422
Derivative liabilities	298	2,715
Debts payable (zero and $3,914 at fair value)	292,755	320,836
Repurchase agreements	17,032	72,116
Variable interest entity liabilities, at fair value	97,211,734	78,714,179
Total liabilities	97,639,696	79,214,439
Commitments and contingent liabilities
LNR Property LLC Members’ equity:
Members’ equity	507,946	506,050
Retained earnings	349,804	208,848
Accumulated other comprehensive earnings	7,939	6,070
Members’ equity	865,689	720,968
Noncontrolling interests	8,067	16,274
Total equity	873,756	737,242
Total liabilities and equity	$98,513,452	79,951,681

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands)

(Unaudited)

	For the nine months ended September 30,
	2012	2011
Revenues
Management and servicing fees	$188,394	171,764
Rental income	493	198
Total revenues	188,887	171,962

Costs and expenses
General and administrative	119,702	117,972
Cost of rental operations	473	838
Depreciation and amortization	3,928	6,452
Interest	16,475	15,464
Impairment losses on long-lived assets	—	240
Impairment losses on investment securities	—	445
Loss on early extinguishment of debt	—	2,197
Other expense, net	1,297	982
Total costs and expenses	141,875	144,590

Other income
Income of consolidated VIEs, net	91,182	77,915
Equity in earnings and impairments of unconsolidated entities	17,395	8,267
Change in fair value of servicing rights	(13,465)	(15,341)
Change in fair value of investment securities	(1,418)	(610)
Change in fair value of mortgage loans held for sale	38,921	488
Loss on derivative financial instruments	(7,418)	(11,058)
Interest income	16,609	1,723
Gain on sales of real estate	713	559
Foreign currency loss, net	(73)	(26)
Other income, net	13,713	1,739
Total other income	156,159	63,656

Income from continuing operations before income taxes	203,171	91,028
Income tax expense (benefit)	4,894	(42,200)
Income from continuing operations	198,277	133,228
Discontinued operations (See Note 5)
Income from consolidated fund, net of tax	—	44,959
Income from discontinued operations	—	44,959
Net income	198,277	178,187
Net (loss) income attributable to noncontrolling interests	(4,141)	11,869
Net income attributable to members	$202,418	166,318

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(In thousands)

(Unaudited)

	Contributed Capital	Retained Earnings	Share Based Compensation	Accumulated Other Comprehensive Earnings	Total Members’ Equity	Non Controlling Interests	Total Equity
Balance at December 31, 2011	$500,500	208,848	5,550	6,070	720,968	16,274	737,242
Net income	—	202,418	—	—	202,418	(4,141)	198,277
Permitted tax distributions	—	(61,462)	—	—	(61,462)	—	(61,462)
Distributions to noncontrolling interests	—	—	—	—	—	(4,066)	(4,066)
Share-based compensation award distributions	—	—	(567)	—	(567)	—	(567)
Change in accumulated other comprehensive earnings, net	—	—	—	1,869	1,869	—	1,869
Amortization of share-based compensation awards	—	—	2,463	—	2,463	—	2,463
Balance at September 30, 2012	$500,500	349,804	7,446	7,939	865,689	8,067	873,756

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

(In thousands)

(Unaudited)

	Contributed Capital	Retained Earnings	Share Based Compensation	Accumulated Other Comprehensive Earnings	Total Members’ Equity	Non Controlling Interests	Total Equity

Balance at December 31, 2010	$500,500	65,825	1,156	2,456	569,937	33,982	603,919
Net income	—	166,318	—	—	166,318	11,869	178,187
Permitted tax distributions	—	(73,917)	—	—	(73,917)	—	(73,917)
Distributions to noncontrolling interests	—	—	—	—	—	(28,921)	(28,921)
Contributions from noncontrolling interests	—	—	—	—	—	38,751	38,751
Share-based compensation award distributions	—	—	(2,721)	—	(2,721)	—	(2,721)
Change in accumulated other comprehensive earnings, net	—	—	—	5,166	5,166	(1,190)	3,976
Amortization of share-based compensation awards	—	—	7,364	—	7,364	—	7,364
Balance at September 30, 2011	$500,500	158,226	5,799	7,622	672,147	54,491	726,638

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	198,277	178,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,026	2,421
Accretion of discount on investment securities and mortgage loans	(496)	(147)
Accretion of discount on debt facilities	—	2,929
Amortization of share-based compensation awards	2,464	7,364
Amortization of intangibles and deferred items	5,792	4,849
Change in fair value of servicing rights	13,465	15,341
Change in fair value of assets and liabilities of consolidated VIEs	(5,761)	(2,280)
Change in fair value of investment securities	1,418	—
Equity in earnings of unconsolidated entities	(17,395)	(8,267)
Distributions of earnings from unconsolidated entities	31,015	14,533
Interest received on investment securities in excess of income recognized	112	805
Loss on early extinguishment of debt	—	2,197
Gain on foreign currency translation	(160)	(49)
Impairment of investment securities	—	792
Gain on sales of real estate	(713)	(559)
Gain on sales of investment securities	—	(891)
Loss on settlement of litigation	—	935
Change in fair value of derivative financial instruments	6,472	4,886
Change in fair value of mortgage loans held for sale	(38,921)	(488)
Originations of mortgage loans held for sale, net of principal collections	(525,827)	(43,464)
Net proceeds from sale of mortgage loans held for sale	235,206	—
Changes in assets and liabilities:
Decrease (increase) in other assets	11,356	(1,477)
Decrease in accounts payable and accrued liabilities	(937)	(40,662)
Net cash (used in) provided by operating activities	(83,607)	136,955

Cash flows from investing activities:
Purchases of furniture, fixtures and equipment	(1,411)	(451)
Land held for investment:
Additions	(7,186)	(9,684)
Sales proceeds	2,225	9,634
Investments in unconsolidated entities	(14,149)	(1,529)
Distributions of capital from unconsolidated entities	34,040	41,806
Originations and purchases of mortgage loans held for investment	(15,010)	—
Proceeds from principal collections on mortgage loans held for investment	1,420	79
Purchases of available-for-sale investment securities	(20,851)	(2,682)
Proceeds from sales of and principal collections on available-for-sale investment securities	8,368	1,366
Payments for purchases and terminations of derivative financial instruments	(7,739)	(18,500)
Proceeds from terminations of derivative financial instruments	4,839	—
Decrease in restricted cash	2,452	8,006
Net cash (used in) provided by investing activities	(13,002)	28,045

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

(In thousands)

(Unaudited)

	For the nine months ended September 30,
	2012	2011
Cash flows from financing activities:
Permitted tax distributions	(61,179)	(73,916)
Distributions for share-based compensation awards	(567)	(2,721)
Distributions to noncontrolling interests	(4,066)	(28,921)
Proceeds from contributions of noncontrolling interests	—	24,200
Proceeds from loans sold under agreement to repurchase	395,782	32,590
Payments on credit facilities	(56,136)	(40,458)
Repurchase of senior notes	—	(8,705)
Payment of investee debt pursuant to guarantee	—	(10,844)
Issuance costs for debt and repurchase agreements	—	(4,886)
Repayment of debt of consolidated VIEs	(91,464)	(55,275)
Issuance of debt of consolidated VIEs	20,602	53,471
Proceeds from consolidated VIEs	11,970	10,385
Net cash provided by (used in) financing activities	214,942	(105,080)
Effect of exchange rate changes on cash	219	98
Net change in cash and cash equivalents	118,552	60,018
Cash and cash equivalents at beginning of period	172,165	142,847
Cash and cash equivalents at end of period	290,717	202,865

Supplemental disclosure of cash flow information:
Cash paid for interest	13,116	16,876
Cash paid for income taxes	3,964	2,001
Cash received from income tax refunds	10	7,485

Supplemental disclosure of non-cash investing and financing activities:
Repurchase agreement settled net with proceeds from sale of loans held for sale	419,105	—
Income taxes accrued and to be paid on behalf of investors	284	—
Land acquired via investee distribution	—	20,250
Senior secured notes retired with new credit facility	—	317,759
Debt issuance costs funded with new credit facility	—	7,241
Consolidation of VIEs
Variable interest entity assets	38,365,136	4,367,076
Variable interest entity liabilities	38,365,136	4,352,100
Variable interest entity noncontrolling interest	—	14,551
Deconsolidation of VIEs
Variable interest entity assets	12,915,140	5,838,044
Variable interest entity liabilities	12,915,140	5,838,044

See accompanying notes to condensed consolidated financial statements.

LNR PROPERTY LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.    Summary of Organization, Business and Significant Accounting Policies

Description of Business

LNR Property LLC (collectively with its subsidiaries referred to as “we” or “us” or “our”) was originally organized as a corporation under the laws of Delaware as LNR Property Corporation (“LNRPC”) and was subsequently converted to a limited liability company after completion of a comprehensive balance sheet recapitalization (the “Recapitalization”) on July 29, 2010.  We operate fee based businesses comprised of (i) our servicing business that is primarily related to managing and working out problem assets, (ii) our finance business that is focused on selectively acquiring and managing real estate finance investments, including unrated, investment grade and non-investment grade rated commercial mortgage backed securities (“CMBS”), non-investment grade rated notes, preferred interests of resecuritization transactions and high yielding real estate loans, either directly or through ventures in which we hold an interest, and (iii) our real estate asset management business which is involved in acquiring, developing, repositioning,  managing and selling commercial, multi-family residential and residential land, either directly or through ventures in which we hold an interest.

The notes to these condensed consolidated financial statements describe material changes to our business and accounting policies, as well as significant transactions since the date of the last audited consolidated financial statements.

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  Certain financial information that is normally included in annual financial statements, including certain financial statement footnotes, is not required for interim reporting purposes, and has been condensed or omitted herein.  These condensed consolidated financial statements should be read in conjunction with our December 31, 2011 audited consolidated financial statements and notes thereto.  The interim financial information at September 30, 2012 and for the nine months ended September 30, 2012 and 2011 is unaudited.  However, in our opinion, the interim financial information includes all normal and recurring adjustments necessary for a fair presentation of our results for the periods presented.  The operating results for interim periods are not necessarily indicative of the results that can be expected for a full year.

The accompanying condensed consolidated financial statements include our accounts, those of our wholly owned subsidiaries and certain other entities we are required to consolidate in accordance with ASC 810.  For securitization structures and other variable interest entities (“VIEs”), this guidance requires the primary beneficiary of a VIE to consolidate the assets and liabilities of the VIE.  The primary beneficiary is the party that has both (1) the power to direct the activities of an entity that most significantly impact the VIE’s economic performance; and (2) through its interest in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could be potentially significant to the VIE.

We perform ongoing reassessments of: 1) whether any entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework, and 2) whether changes in the facts and circumstances regarding our involvement with a VIE causes our consolidation conclusion regarding the VIE to change.  When this assessment indicates that we no longer meet the criteria to be deemed the primary beneficiary of the VIE, the entity is deconsolidated.

Entities not deemed to be VIEs are consolidated if we own a majority of the voting securities or interests or hold the general partnership interest, except in those instances in which the minority voting interest owner effectively participates through substantive participative rights. Substantive participative rights include the ability to select, terminate and set compensation of the investee’s management, if applicable, and the ability to participate in capital and operating decisions of the investee, including budgets, in the ordinary course of business.

All intercompany transactions and balances among consolidated entities have been eliminated in consolidation.

Discontinued Operations

We previously consolidated the LNR Archetype Real Estate Debt Fund, L.P. (the “Archetype Fund”), an entity in which we held an approximately 48% ownership interest.  On December 29, 2011, we sold all of our limited partner and general partner interests in the Archetype Fund and therefore no longer have a controlling, or any, financial interest in this entity.  As a result, we deconsolidated the Archetype Fund from our financial statements as of December 29, 2011.  Consistent with ASC 205, “Presentation of Financial Statements,” the condensed consolidated statement of earnings for the nine months ended September 30, 2011 includes the results of operations of the Archetype Fund in discontinued operations.  See Note 5.

Investments in Unconsolidated Entities

Investments in which we maintain an interest in excess of 20%, but not more than 50%, and/or have significant influence over the investee are accounted for in accordance with the equity method of accounting.  Investments in entities in which we maintain an ownership interest, but lack significant influence over the investee, are accounted for pursuant to the cost method of accounting.

Variable Interest Entities

VIEs are entities that, by design, either (1) lack sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) have equity investors that do not have the ability to make significant decisions relating to the entity’s operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity.

The most common type of VIE is a special purpose entity (“SPE”). SPEs are commonly used in securitization transactions in order to isolate certain assets and distribute the cash flows from those assets to investors. SPEs are an important part of the financial markets, including the mortgage- and asset-backed securities and commercial paper markets, as they provide market liquidity by facilitating investors’ access to specific portfolios of assets and risks. SPEs may be organized as trusts, partnerships or corporations and are typically established for a single, discrete purpose. SPEs are not typically operating entities and usually have a limited life and no employees. The basic SPE structure involves a company selling assets to the SPE; the SPE funds the purchase of those assets by issuing securities to investors. The legal documents that govern the transaction specify how the cash earned on the assets must be allocated to the SPE’s investors and other parties that have rights to those cash flows. SPEs are generally structured to insulate investors from claims on the SPE’s assets by creditors of other entities, including the creditors of the seller of the assets.

Our purchased investment securities include CMBS which are primarily comprised of the unrated and non-investment grade rated securities issued by CMBS trusts.  These CMBS trusts are VIEs.  In certain cases, we may contract to provide special servicing activities for these CMBS trusts, or, as holder of the controlling class, we may have the right to name and remove the special servicer for these trusts.  In our role as special servicer, we provide services on defaulted loans within the trusts, such as foreclosure or work-out procedures, as permitted by the underlying contractual agreements.  We evaluated all of our positions in such investments for consolidation.

We also hold retained interests in certain collateralized debt obligations (“CDOs”), whereby CMBS assets from our balance sheet were transferred to an SPE, which then issued to investors various forms of interests in those assets.  These CDOs are VIEs.  We generally serve as collateral administrator of these CDOs.  In this role, we perform certain administrative tasks as defined in the indenture in exchange for a fee.  This role also provides us with certain rights, including a right to purchase impaired assets from the trust if an event of default has not occurred.  Given the nature of the entity, its activities are relatively static until an event of default occurs.  At that time, the trustee has the right to liquidate or sell assets in the CDO. We evaluated all of our positions in such investments for consolidation.

For further discussion of our interests in VIEs, see Note 2.

Fair Value Option

The guidance in ASC Topic 825, “Financial Instruments,” provides a fair value option election that allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  The decision to elect the fair value option is determined on an instrument by instrument basis and must be applied to an entire instrument and is irrevocable once elected.  Assets and liabilities measured at fair value pursuant to this guidance are required to be reported separately in our consolidated balance sheets from those instruments using another accounting method.  We have elected the fair value option for eligible financial assets and liabilities of our consolidated VIEs, mortgage loans held for sale, short-term mortgage loans held for investment, purchased investment securities issued from VIEs we expect to consolidate in the future, and the securitized financial assets and liabilities of Madison Square Company LLC (“Madison”).  The fair value elections were primarily made to mitigate accounting mismatches between the carrying value of these financial instruments and related assets or liabilities measured at fair value including derivative instruments not designated in qualifying hedging relationships.

Fair Value

We measure our available-for-sale CMBS, derivative assets and liabilities, domestic servicing rights intangible and any assets or liabilities where we have elected the fair value option at fair value. When actively quoted observable prices are not available, we either use implied pricing from similar assets and liabilities or valuation models based on net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

As discussed above, we measure the assets and liabilities of consolidated VIEs at fair value pursuant to our election of the fair value option.  The VIEs in which we invest are “static”; that is, no reinvestment is permitted, and there is no active management of the underlying assets.  In determining the fair value of the assets and liabilities of the VIE, we maximize the use of observable inputs over unobservable inputs.  We also acknowledge that our principal market for selling CMBS assets is the securitization market where the market participant is considered to be a CMBS trust or a CDO.  This methodology results in the fair value of the assets of a static CMBS trust being equal to the fair value of its liabilities.

For further discussion and disclosure of fair value measurements, see Note 4.

Investment Securities

Investment securities consist principally of CMBS and the retained interests of resecuritization transactions. We have elected the fair value option for certain investment securities issued from VIEs we expect to consolidate in the future. As discussed in Note 2, the majority of our CMBS holdings have been eliminated in consolidation due to the application of ASC 810.

Mortgage Loans

We classify mortgage loans as held for sale when we have the intent to sell or securitize them.  Loans for which we have the intent and ability to hold for the foreseeable future or until maturity are classified as held for investment.  Loans originated by us during the nine months ended September 30, 2012 with original maturities of a year or less are accounted for pursuant to the fair value option.  All other loans held for investment are accounted for in accordance with our existing accounting policies, as described in our December 31, 2011 consolidated financial statements.

Intangible Assets

Our domestic servicing asset is measured at fair value.  This includes any newly purchased domestic servicing rights during the period.  Election of this method is necessary to conform to our election of the fair value approach for measuring the assets and liabilities of the VIEs consolidated pursuant to ASC Topic 810.  However, our European servicing intangible utilizes the amortization method for subsequent measurement.  This asset is amortized in proportion to and over the period of estimated net servicing income, and is tested for potential impairment whenever events or changes in circumstances suggest that its carrying value may not be fully recoverable.

Derivative Instruments

We periodically enter into derivative financial instruments to hedge unpredictable changes in fair values related to our investment securities and mortgage loans.  These derivatives hedge value changes resulting from both interest rates and credit quality.  None of our derivatives are designated in qualifying hedging relationships, and thus, changes in the fair value of these derivatives are reflected in the condensed consolidated statements of earnings.  All derivative instruments are reported in our consolidated balance sheets at fair value.

2.   Consolidation of Variable Interest and Other Entities

As discussed in Note 1, we evaluate all of our investments and other interests in entities for consolidation.

Madison Square Company LLC

Madison is an entity formed for the purpose of investing in unrated and non-investment grade rated CMBS. We own an approximate 65% interest in Madison and since we are deemed the primary beneficiary, consolidate Madison into our financial statements.

Investment Securities

The VIEs we consolidate are structured as pass through entities that receive principal and interest on the underlying collateral and distribute those payments to the certificate holders.  The assets and other instruments held by these securitization entities are restricted and can only be used to fulfill the obligations of the entity.  Additionally, the obligations of the securitization entities do not have any recourse to the general credit of any other consolidated entities, nor to us as the primary beneficiary.  As we invest primarily in non-investment grade and unrated bonds, the SPE liabilities initially represent investment securities on our balance sheet (pre-consolidation).  Upon consolidation of these VIEs, our associated investment securities are eliminated as is the interest income related to those securities.  Similarly, the fees we earn in our roles as special servicer of the bonds issued by the consolidated VIEs or as collateral administrator of the consolidated VIEs are also eliminated.  Finally, an allocable portion of the identified servicing intangible associated with the eliminated fee streams is eliminated in consolidation.

VIEs in which we are the Primary Beneficiary

The inclusion of the assets and liabilities of VIEs in which we are deemed the primary beneficiary has no economic effect on us.  Our exposure to the obligations of VIEs is generally limited to our investment in these entities.  We are not obligated to provide, nor have we provided, any financial support for any of these consolidated structures.

VIEs in which we are not the Primary Beneficiary

In certain instances, we hold a variable interest in a VIE in the form of CMBS, but either (i) we are not appointed, or do not serve as, special servicer or (ii) an unrelated third party has the rights to unilaterally remove us as special servicer.  In these instances, we do not have the power to direct activities that most significantly impact the trust’s economic performance.  In other cases, the variable interest we hold does not obligate us to absorb losses or provide us with the right to receive benefits from the VIE which could potentially be significant.  For these structures, we are not deemed to be the primary beneficiary of the VIE, and we do not consolidate these VIEs.

Two of our CDO structures are currently in default, which pursuant to the underlying indentures, changes the rights of the variable interest holders.  Upon default of a CDO, the trustee or senior note holders are allowed to exercise certain rights, including liquidation of the collateral, which at that time, is the activity which would most significantly impact the CDO’s economic performance.  Further, when the CDO is in default, the collateral administrator no longer has the option to purchase securities from the CDO.  In cases where the CDO is in default and we do not have the ability to exercise rights which would most significantly impact the CDO’s economic performance, we do not consolidate the VIE.  As of September 30, 2012, neither of these CDO structures were consolidated.

As noted above, we are not obligated to provide, nor have we provided, any financial support for any of our VIEs, whether or not we are deemed to be the primary beneficiary.  As such, the risk associated with our involvement in these VIEs is limited to the carrying value of our investment in the entity.  As of September 30, 2012 and December 31, 2011, our maximum risk of loss related to VIEs in which we were not the primary beneficiary was $41.1 million and $36.1 million, respectively, on a fair value basis and $38.6 million and $33.5 million, respectively, on an amortized cost basis.

The VIEs which we do not consolidate have debt obligations to beneficial interest holders with unpaid principal balances of $129.6 billion and $161.3 billion at September 30, 2012 and December 31, 2011, respectively.  The corresponding assets are comprised primarily of mortgage loans with unpaid principal balances corresponding to the amounts of the outstanding debt obligations.

3.    Mortgage Loans

The following table is a summary of our mortgage loans (in thousands):

	September 30, 2012	December 31, 2011
Mortgage loans held for sale, at fair value	$17,872	107,435
Mortgage loans held for investment, at fair value	10,050	—
Mortgage loans held for investment	4,889	1,349
	$32,811	108,784

Our mortgage loans are comprised primarily of fixed-rate commercial real estate mortgage loans. We elected the fair value option for all originated mortgage loans held for sale and short-term mortgage loans held for investment, with changes in fair value reflected within change in fair value of mortgage loans in our condensed consolidated statement of earnings.  The unpaid principal balance of mortgage loans where we have elected the fair value option as of September 30, 2012 and December 31, 2011 was $27.9 million and $105.8 million, respectively, and none of these loans were 90 days or more past due or on nonaccrual status.  As of September 30, 2012 we had unfunded lending commitments of $6.6 million.

During the nine months ended September 30, 2012, we sold $614.0 million of par value mortgage loans held for sale for their fair values $654.3 million.  We recognized an increase in fair value of mortgage loans held for sale of $38.9 million for the nine months ended September 30, 2012, the majority of which related to these sold loans.  The sale proceeds were used in part to repay the outstanding balance of the repurchase agreement associated with the sold mortgage loans.  We have no continuing involvement with the sold mortgage loans.

4.    Fair Value Disclosures

Our estimates of fair value are based on the best information available to management as to conditions that existed as of the valuation date. Assets and liabilities recorded at fair value in the condensed consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities and are as follows:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. As of September 30, 2012 and for the nine months then ended, we did not have any assets or liabilities classified in Level 1 fair value.

Level 2 — Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Fair Value on a Recurring Basis

The following is a summary of the valuation techniques employed with respect to assets and liabilities measured and reported at fair value:

Investment securities at fair value: We utilize several inputs and factors in determining the fair value of investment securities classified as available-for-sale or for which the fair value option was elected.  These factors include projected future cash flows, ratings, subordination levels, vintage, remaining lives, credit issues, recent trades of similar securities and the spreads used in the prior valuation. We obtain current market spread information where available and use this information in evaluating and validating the market price of all investments. Depending upon the significance of the fair value inputs used in determining these fair values, these securities are classified in either Level 2 or Level 3 of the fair value hierarchy.

In the unlikely event that we are able to obtain quoted prices from an active market for identical assets, these securities would fall within Level 1 of the fair value hierarchy. Unless sufficient trading activity levels exist with respect to the security for which the quote is being provided, these quotes will not be deemed Level 1 inputs and will simply be used as a benchmark, if at all, in assessing the appropriateness of our valuations. If there is significant market volatility and diversity in quotes, then the related securities are classified within Level 3 of the fair value hierarchy.

Mortgage loans held for sale, at fair value: We measure the fair value of mortgage loans held for sale using a discounted cash flow analysis unless observable market data (i.e. securitized pricing) is available. A discounted cash flow analysis requires management to make estimates regarding future interest rates and credit spreads. The most significant of these inputs relates to credit spreads and is unobservable.  Thus, we have determined that the fair values of mortgage loans valued using a discounted cash flow analysis should be classified in Level 3 of the fair value hierarchy, while mortgage loans valued using securitized pricing should be classified in Level 2 of the fair value hierarchy.  Mortgage loans classified in Level 3 are transferred to Level 2 if securitized pricing becomes available with the transfer recognized as of that date.

Mortgage loans held for investments, at fair value: We measure the fair value of mortgage loans held for investment in a manner similar to our mortgage loans held for sale.

Liabilities of consolidated VIEs: We utilize several inputs and factors in determining the fair value of VIE liabilities, including future cash flows, market transaction information, ratings, subordination levels, and current market spread and pricing information where available. Quoted market prices are used when this debt trades as an asset. Depending upon the significance of the fair value inputs used in determining these fair values these liabilities are classified in either Level 2 or Level 3 of the fair value hierarchy.

Assets of consolidated VIEs: The VIEs in which we invest are “static”; that is, no reinvestment is permitted, and there is no active management of the underlying assets.  In determining the fair value of the assets of the VIE, we maximize the use of observable inputs over unobservable inputs.  We also acknowledge that our principal market for selling CMBS assets is the securitization market where the market participant is considered to be a CMBS trust or a CDO.  This methodology results in the fair value of the assets of a static CMBS trust being equal to the fair value of its liabilities.  Based on the underlying benchmarks used as an indicator of the fair value of the assets, these assets are classified in either Level 2 or Level 3 of the fair value hierarchy.

Intangible asset — Domestic servicing rights:  The fair value of this intangible is determined using discounted cash flow modeling techniques which require management to make estimates regarding future net servicing cash flows, including forecasted loan defeasance, delinquency and anticipated maturity defaults. Since the most significant of these inputs are unobservable, we have determined that the fair values of these intangibles in their entirety should be classified in Level 3 of the fair value hierarchy.

Derivative assets and liabilities: For all interest rate swaps, fair value is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each interest rate swap. This analysis reflects the contractual terms of the swap, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. We incorporate credit valuation adjustments to appropriately reflect both our own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of our derivative contracts for the effect of nonperformance risk, we have considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds and guarantees.

Although we have determined that the majority of the inputs used to value these interest rate swaps are classified in Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these interest rate swaps utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by us and our counterparties. However, we have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of these derivative positions and have determined that the credit valuation adjustments are not significant to the overall valuation of these derivatives. As a result, we have determined that these derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

For all credit index instruments, fair value is determined based on changes in the relevant indices from the date of initiation of the instrument to the reporting date, as these changes determine the amount of any future cash settlement between us and the counterparty. These indices are considered Level 2 inputs as they are directly observable.  We have assessed the significance of the impact of the credit valuation adjustments on the overall valuation of our credit index instruments and have determined that any credit valuation adjustment would not be significant to the overall valuation as the counterparty to these contracts is a highly rated global financial institution. As a result, we have determined that these instruments are classified in Level 2 of the fair value hierarchy.

Embedded derivatives: For our embedded derivatives, fair value is computed based upon estimated cash flows of the related preferred interests resulting from any unhedged change in LIBOR, discounted at an appropriate discount rate. This determination is based in part on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. Although the forward curves utilized in the valuation of our embedded derivatives represent Level 2 inputs, the discounted cash flows which are most significant to the overall valuation of these derivatives represent Level 3 inputs. Accordingly, we have determined that the embedded derivatives in their entirety are classified in Level 3 of the fair value hierarchy.

Debts payable at fair value: The allocated portion of the Madison CDO debt is determined using the fair values of the associated investment securities as a benchmark. Depending upon the significance of the fair value inputs used in determining the underlying benchmark fair values, this debt is classified in either Level 2 or Level 3 of the fair value hierarchy.

The following table presents additional information about our assets and liabilities measured at fair value on a recurring basis for which we utilized Level 3 inputs to determine fair value (in thousands):

	Investment Securities at Fair Value	Embedded Derivative Assets	Domestic Servicing Rights Intangible	VIE Assets	VIE Liabilities	Debts Payable	Mortgage Loans	Total

Balance at December 31, 2011	$36,127	10	146,555	2,537,067	(2,312,534)	(3,914)	107,435	510,746
Total realized and unrealized gains (losses):
Included in earnings:
Loss on derivative financial instruments	—	(10)	—	—	—	—	—	(10)
Change in fair value	(5,327)	—	(13,464)	(456,360)	456,048	3,914	38,450	23,261
Included in other comprehensive earnings	(164)	—	—	—	—	—	—	(164)
Net accretion	495	—	—	—	—	—	—	495
Purchases / Originations	24,330	—	—	—	—	—	536,692	561,022
Sales	(6,954)	—	—	—	—	—	(435,734)	(442,688)
Issuances	—	—	—	—	(20,602)	—	—	(20,602)
Cash repayments / receipts	(1,526)	—	—	—	101,232	—	(710)	98,996
Transfers into level 3	—	—	—	289,152	(289,152)	—	—	—
Transfers out of level 3	—	—	—	(386,270)	386,270	—	(218,211)	(218,211)
Consolidations of VIEs	(7,129)	—	—	546,499	(546,499)	—	—	(7,129)
Deconsolidations of VIEs	1,227	—	—	(141,255)	141,255	—	—	1,227
Balance at September 30, 2012	$41,079	—	133,091	2,388,833	(2,083,982)	—	27,922	506,943
Amount of total (losses) gains for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at September 30, 2012	$(2,117)	—	(13,464)	(456,360)	456,048	—	303	(15,590)

	Investment Securities at Fair Value	Embedded Derivative Assets	Domestic Servicing Rights Intangible	VIE Assets	VIE Liabilities	Debts Payable	Mortgage Loans	Total

Balance at December 31, 2010	$22,221	41	157,047	3,588,991	(3,342,658)	(12,398)	—	413,244
Total realized and unrealized gains (losses):
Included in earnings:
Gains on sales of investment securities	891	—	—	—	—	—	—	891
Loss on derivative financial instruments	—	(26)	—	—	—	—	—	(26)
Change in fair value	(7,839)	—	(15,341)	(389,108)	381,674	8,359	488	(21,767)
Impairment	(549)	—	—	—	—	—	—	(549)
Included in other comprehensive earnings	249	—	—	—	—	—	—	249
Net accretion	354	—	—	—	—	—	—	354
Purchases / Originations	1,492	—	—	—	—	—	43,490	44,982
Sales	(1,350)	—	—	—	—	—	—	(1,350)
Issuances	—	—	—	—	(53,471)	—	—	(53,471)
Cash repayments / receipts	(1,029)	—	—	—	57,975	—	(27)	56,919
Transfers into level 3	—	—	—	171,180	(171,180)	—	—	—
Transfers out of level 3	—	—	—	(293,993)	293,993	—	—	—
Consolidations of VIEs	—	—	—	396,772	(381,796)	—	—	14,976
Deconsolidations of VIEs	—	—	—	(87,142)	87,142	—	—	—
Balance at September 30, 2011	$14,440	15	141,706	3,386,700	(3,128,321)	(4,039)	43,951	454,452
Amount of total (losses) gains for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at September 30, 2011	$(8,388)	(26)	(15,341)	(390,718)	383,669	8,359	488	(21,957)

5.    Discontinued Operations

As discussed in Note 1, we deconsolidated the Archetype Fund on December 29, 2011.  The results of discontinued operations related to the Archetype Fund were as follows (in thousands):

For the nine months ended September 30, 2011
Costs and expenses
General and administrative	$378
Impairment losses on investment securities	107
Total costs and expenses	485

Other income
Interest income	12,576
Change in fair value of investment securities	35,726
Change in fair value of derivatives	(2,858)
Total other income	45,444

Income from discontinued operations	44,959
Income from discontinued operations attributable to noncontrolling interests	17,662
Income from discontinued operations attributable to members	$27,297

6.    Commitments and Contingent Liabilities

We are subject to various claims, legal actions and complaints arising in the ordinary course of business. In our opinion, the disposition of these matters will not have a material adverse effect on our financial condition, results of operations or cash flows. We are also subject to the usual obligations associated with entering into contracts for the purchase, development and sale of real estate, as well as the management of entities and special servicing of CMBS and mortgage loans in the routine conduct of our business.

In December 2001, we entered into a disposition and development agreement with a government agency to redevelop a military base located in California into a mixed-use commercial development project.  The agreement provides for our phased acquisition and development of property in exchange for certain profit participation rights, all amounts pursuant to which are payable only if certain targets are achieved on the overall project. In connection with this agreement, we previously recorded a contingent liability of $6.0 million in our consolidated balance sheet based on the anticipated profit participation payments to be made under the agreement for the overall project. At September 30, 2012, it was determined that this amount was no longer probable of payment due to market conditions and other circumstances surrounding the project.  As a result, the liability was reduced to zero, and $6.0 million was recognized in other income, net in our condensed consolidated statements of earnings for the nine months ended September 30, 2012.

We provide commitments to fund capital contributions to certain unconsolidated entities and consolidated joint ventures, as required by the respective partnership agreements or pursuant to approved business plans.  These commitments amounted to $158.1 million and $136.2 million at September 30, 2012 and December 31, 2011, respectively, and are not reflected in our consolidated financial statements.

During the year ended December 31, 2011, we entered into an arrangement with a government agency to redevelop a former military air station in Massachusetts into a mixed-use commercial development project.  The agreement provides for our phased acquisition and development of property in exchange for cash, a debt obligation, and certain profit participation rights.  The profit participation rights are payable only if certain targets are achieved on the overall project.  We have recorded a liability of $7.4 million in our consolidated balance sheet at September 30, 2012 and December 31, 2011, based on the anticipated profit participation payments to be made under this arrangement.

In connection with the Recapitalization, we recognized an intangible unfavorable lease liability of $11.8 million related to an operating lease for our corporate headquarters in Miami Beach, Florida.  This liability is included in accrued expenses and other liabilities and is being amortized over the remaining 9 years of the underlying lease term.  Amortization of this liability is reflected in general and administrative expense in our condensed consolidated statements of earnings.  The liability was $9.5 million and $10.3 million as of September 30, 2012 and December 31, 2011, respectively.  We sublease a portion of this office space and collect sublease income which is reported net against the related rent expense in general and administrative expenses in our condensed consolidated statements of earnings, and we lease other premises and office equipment under non-cancelable operating leases with terms expiring thru January 2018, exclusive of renewal options periods.  At the Recapitalization date, we recognized an intangible favorable lease asset of $1.0 million related to these operating leases.  This asset is included in other assets in our condensed consolidated balance sheet.  Rental income related to these subleases and rent expense, included in general and administrative expense in our condensed consolidated statements of earnings, was as follows:

	For the nine months ended September 30,
	2012	2011

Rental Income	1,652	1,568
Rental Expense	5,572	5,239

The future minimum rents and sublease income related to all of our existing leases and subleases for each of the next five fiscal years and in the aggregate thereafter are expected to be as follows (in thousands):

	2013	2014	2015	2016	2017	Thereafter
Minimum Rents	$6,152	6,103	5,919	5,249	4,703	17,060
Sublease Income	1,386	1,223	1,143	827	112	9

7.    Subsequent Events

Subsequent events have been considered through February 11, 2013, the date the condensed consolidated financial statements were issued.

On January 23, 2013, we entered into a definitive agreement with Starwood Property Trust and Starwood Capital Group (collectively “Starwood”) whereby Starwood would acquire LNR Property LLC for a total purchase price of approximately $1.05 billion in cash.